Exhibit 1.1
                             TRITON ENERGY LIMITED
                           TRITON ENERGY CORPORATION

                                Debt Securities

                     Warrants to Purchase Debt Securities

                            Underwriting Agreement


                                         ___________, 19__




Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206-9926

Dear Sirs:

          1. Introductory. Triton Energy Limited, a Cayman Islands company ("TEL"), and its wholly owned subsidiary, Triton Energy Corporation, a Delaware corporation ("TEC", and together with TEL, the "Companies"), propose to issue and sell from time to time certain of their joint and several debt securities or warrants representing rights to purchase such joint and several debt securities (the "Warrants") registered under the registration statement referred to in Section 2(a) (the "Registered Securities"). The Registered Securities will be issued under an indenture dated as of ___________, 199_ (the "Indenture") among the Companies and ____________, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. The Warrants will be evidenced by warrant certificates issued by one or more warrant agents (collectively, the "Warrant Agent") under one or more Warrant Agreements (collectively, the "Warrant Agreement") among the Companies and the Warrant Agent. The particular series of the Registered Securities to be sold pursuant to this Agreement are described in Annex I hereto.

          The Registered Securities offered hereby are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in Annex I are hereinafter referred to as the "Representatives"; provided, however, that if Annex I does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b) and 5(c) and the first sentence of Section 3), shall mean the Underwriters.

          2. Representations and Warranties of the Companies. The Companies represent and warrant to, and agree with, each Underwriter that:

          (a) The Companies have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations"), a registration statement on Form S-3 (File No. 333-_______), including a combined prospectus, relating to certain of the debt securities, preference shares of TEL, ordinary shares of TEL and warrants of the Companies (including the Securities) and has become effective. Such registration statement, as amended at the date hereof, is hereinafter referred to as the "Registration Statement", and the combined prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all materials incorporated by reference therein, is hereinafter referred to as the "Prospectus".

          (b) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and, on the Closing Date (as hereinafter defined), neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Companies by any Underwriter through the Representatives, if any, specifically for use therein and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

          (c) Each of the Companies is duly incorporated and is validly existing and in good standing as a company or corporation, as applicable, under the laws of its jurisdiction of incorporation, with corporate power and authority to own its respective properties and conduct its respective business as described in the Prospectus; and each is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of TEL and its subsidiaries taken as a whole.

          (d) This Agreement has been duly authorized, executed and delivered by the Companies and constitutes a valid and legally binding obligation of the Companies enforceable against the Companies in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and considerations of public policy in respect of the indemnification provisions hereof.

          (e) The Indenture has been duly authorized by the Companies and, when executed and delivered by the Companies and the Trustee and qualified under the Trust Indenture Act, will constitute a valid and legally binding instrument of the Companies enforceable against the Companies in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Indenture conforms in all material, respects to the description thereof set forth in the Prospectus.

          (f) The documents incorporated by reference in the Prospectus, at the time such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations of the Commission thereunder.

          (g) Since the respective dates as of which information is given in the Registration Statement, except as set forth in the Prospectus, there has not been any material adverse change in the business, properties, operations, financial condition or results of operations of TEL and its subsidiaries taken as a whole, and since the date of the latest consolidated balance sheet of TEL and its subsidiaries included in the Registration Statement, neither TEL nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the business, properties, operations, financial condition or results of operations of TEL and its subsidiaries taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business or that are adequately reflected in the Registration Statement.

          (h) The Securities have been duly authorized by the Companies and, when authenticated by the Trustee and issued and sold by the Companies pursuant to this Agreement against payment therefor, will constitute, valid and legally binding obligations of the Companies enforceable against the Companies in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Securities, when issued, will conform in all material respects to the description thereof set forth in the Prospectus.

          (i) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or conflict with any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Companies or any of their properties or the charter or by-laws of the Companies, or any agreement or instrument to which either of the Companies is a party or by which either of the Companies is bound or to which any of the properties of either of the Companies is subject, and will not result in the imposition or creation of any lien upon any property of either of the Companies, in each case that has had or could reasonably be expected to have a material adverse effect on the business, properties, operations, financial condition or results of operations of TEL and its subsidiaries taken as a whole; and the Companies have full power and authority to authorize, issue and sell the Securities as contemplated by the provisions of this Agreement.

          (j) The consolidated financial statements of TEL and its subsidiaries, together with the related schedules and notes, incorporated by reference in the Registration Statement present fairly in all material respects the consolidated financial position, results of operations, cash flow and stockholder's equity of TEL and its consolidated subsidiaries in conformity with generally accepted accounting principles on the basis stated in the Registration Statement at the respective dates and for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data with respect to TEL and its subsidiaries set forth in the Registration Statement present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of TEL.

          (k) Except as may be set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Companies, threatened to which either of the Companies is a party or of which any of their respective properties or assets is the subject that are required to be described in the Registration Statement or the Prospectus and are not so described. There is no statute, regulation, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

          (l) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Companies, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under applicable state securities laws.

          3. Purchase and Offering of Securities. Annex I specifies the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the applicable Indenture and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). Annex I also specifies the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Companies hereby agree as the time for payment and delivery, being herein referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

          If Annex I provides for sales of Securities pursuant to delayed delivery contracts, the Companies authorize the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Companies may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Companies will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in Annex I in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Companies execute and deliver Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in Annex I, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Companies. The Companies will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

          4. Certain Agreements of the Companies. The Companies agree with the several Underwriters that they will furnish to the Representatives and, counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

          (a) The Companies will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)).

          (b) The Companies will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Companies will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Companies promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) As soon as practicable, but not later than 16 months, after the date hereof, the Companies will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof and
     (iii) the date of TEL's most recent Annual Report on Form 10-K filed with the Commission prior to the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Companies will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Companies will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of three years after the date hereof, the Companies will furnish to the Representatives as soon as practicable after the end of each fiscal year, a copy of TEL's annual report to stockholders for such year and, so long as TEC is an obligor on the Securities, any annual report of TEC prepared for such year; and the Companies will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of either of the Companies filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders, and
     (ii) from time to time, such other information concerning the Companies as the Representatives may reasonably request.

          (h) The Companies will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including, subject to the provisions of Section 8 hereof, reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Companies herein, to the accuracy of the statements of officers of the Companies made pursuant to the provisions hereof, to the performance by the Companies of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the Closing Date, of TEL's independent public accountants, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial information contained in or incorporated by reference in the Prospectus, such letter to be in form and substance reasonably satisfactory to the Representatives and their counsel.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Companies or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of TEL or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any of the Companies' joint debt securities or either of the Companies' several debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
(iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of TEL on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or substantial escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of W.S. Walker & Company, counsel for TEL, to the effect that:

               (i) TEL has been duly incorporated and is validly existing and in good standing as a company under the laws of the Cayman Islands, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The applicable Indenture has been duly authorized, executed and delivered by TEL; and, assuming due authorization, execution and delivery thereof by TEC and the Trustee, constitutes a valid and legally binding instrument of TEL enforceable against TEL in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

               (iii) The Securities have been duly authorized by TEL; the Securities other than any Contract Securities have been duly executed and issued by TEL; assuming due authentication of the Securities by the Trustee and upon payment and delivery in accordance with this Agreement, the Securities other than any Contract Securities will constitute, and any Contract Securities, when duly executed and issued by TEL and delivered in the manner provided in the applicable Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of TEL enforceable against TEL in accordance with their terms and entitled to the benefits of the applicable Indenture, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; if the Securities include Warrants, upon due execution, countersignature and delivery, the Warrants in definitive form will constitute valid and legally binding obligations of TEL and the Warrants may be exercised to purchase debt securities of TEL in accordance with their terms and the terms of the Warrant Agreement; if any Securities are to be issued as convertible securities, the Ordinary Shares into which such Securities are convertible are duly and validly authorized, have been duly reserved for issuance upon conversion of such Securities, and when issued upon the conversion of such Securities will be duly and validly issued, fully paid and nonassessable and not in violation of or subject to any preemptive rights; and

               (iv) This Agreement, the Warrant Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by TEL.

          In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the laws of the Cayman Islands and
(ii) rely (to the extent such counsel deems proper and specifies in their opinion), as to matters involving the application of the laws of the State of

New York upon the opinion of Simpson Thacher & Bartlett furnished pursuant to
Section 5(e) of this Agreement.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, special counsel for the Company, to the effect that:

               (i) TEC has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) The applicable Indenture has been duly authorized, executed and delivered by TEC and duly qualified under the Trust Indenture Act; and, assuming due authorization, execution and delivery thereof by TEL and the Trustee, constitutes a valid and legally binding instrument of TEC and TEL enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

               (iii) The Securities have been duly authorized by TEC; the Securities other than any Contract Securities have been duly executed and issued by TEC; assuming due authentication of the Securities by the Trustee and upon payment and delivery in accordance with this Agreement, the Securities other than any Contract Securities will constitute, and any Contract Securities, when duly executed and issued by TEC and delivered in the manner provided in the applicable Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of TEC and TEL (assuming the due authorization, execution and delivery of such Securities or Contract Securities by
          TEL) enforceable against each of them in accordance with their terms and entitled to the benefits of the applicable Indenture, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; if the Securities include Warrants, upon due execution, countersignature and delivery by TEC and TEL, the Warrants in definitive form will constitute valid and legally binding obligations of TEC and TEL and the Warrants may be exercised to purchase debt securities of TEC in accordance with their terms and the terms of the Warrant Agreement;

               (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and the registration statement relating to the Registered Securities, as of its effective date, and the Prospectus, as of its date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the applicable Rules and Regulations, except that in each case it is understood that such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto;

               (v) Such counsel has no reason to believe that such registration statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no belief with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto;

               (vi) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time such documents were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

               (vii) The statements made in the Prospectus under the caption "Description of Debt Securities", insofar as they purport to constitute summaries of the terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects; and

               (viii) This Agreement, the Warrant Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by TEC.

          In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law and (ii) rely (to the extent such counsel deems proper and specifies in their opinion), as to matters involving the application of the laws of the Cayman Islands upon the opinion of W.S. Walker & Company furnished pursuant to Section 5(d) of this Agreement.

          (f) The Representatives shall have received an opinion, dated the Closing Date, of Robert B. Holland, III, General Counsel of the Company, to the effect that:

               (i) To the best knowledge of such counsel, each of the Companies is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of TEL and its subsidiaries taken as a whole;

               (ii) To the best knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Companies, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under applicable state securities laws;

               (iii) To the best knowledge of such counsel, the execution, delivery and performance of the applicable Indenture, this Agreement, the Warrant Agreement and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Companies or any of their properties or the charter or by-laws of the Companies, or any agreement or instrument to which either of the Companies is a party or by which either of the Companies is bound or to which any of the properties of either of the Companies is subject, and the Companies have full power and authority to authorize, issue and sell the Securities as contemplated by the provisions of this Agreement; and

               (iv) Such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

          In rendering such opinion, such counsel may (i) state that his opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Texas and (ii) rely (to the extent such counsel deems proper and specifies in his opinion), as to matters involving the application of the laws of the Cayman Islands upon the opinion of W.S. Walker & Company furnished pursuant to Section 5(d) of this Agreement.

          (g) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Companies, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of each of the Companies in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of such Company in this Agreement are true and correct, that such Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of TEL and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

The Companies will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6. Indemnification and Contribution. (a) The Companies will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Companies by any Underwriter specifically for use therein.

          (b) Each Underwriter will indemnify and hold harmless the Companies against any losses, claims, damages or liabilities to which the Companies may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Companies by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Companies in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless all indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Companies bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Companies under this Section shall be in addition to any liability which the Companies may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Companies, to each officer of each of the Companies who has signed the Registration Statement and to each person, if any, who controls the Companies within the meaning of the Act.

          7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under this Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of the Securities, the Representatives may make arrangements satisfactory to the Companies for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Companies for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Companies, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in Annex I as a result of Delayed Delivery Contracts entered into by the Companies.

          8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Companies or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Companies or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters hereunder is not consummated, the Companies shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4 and the respective obligations of the Companies and the Underwriters pursuant to Section 6 shall remain in effect.

          9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Companies in writing for the purpose of communications hereunder or, if sent to TEL, will be mailed, delivered or telegraphed and confirmed to it at Caledonian House, Mary Street, P.O. Box 1043, George Town, Grand Cayman, Cayman Islands, or, if sent to TEC, will be mailed, delivered or telegraphed and confirmed to it at 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926,
Attention:  General Counsel.

          10. Successors. This Agreement will inure to the benefit of and be binding upon the Companies and such Underwriters as are identified in Annex I and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Please confirm your agreement with the foregoing by signing a copy of this Agreement in the space set forth below.

                                         Very truly yours,

                                         [NAME OF REPRESENTATIVE OR
                                         UNDERWRITER]
                                         [Insert name(s) of other
                                         Representatives or Underwriters]
                                         [On behalf of--themselves--itself--
                                         and as Representative[s] of the
                                         Several][As] Underwriter[s]
                                         By  [NAME OF REPRESENTATIVE OR
                                             UNDERWRITER]


                                             By_____________________________
                                                     [Insert Title]
 The foregoing Agreement is hereby
 confirmed and accepted as of the
 date first above written.



 TRITON ENERGY CORPORATION


 By_________________________________
            [Insert Title]


 TRITON ENERGY LIMITED


 By_________________________________
            [Insert Title]

                                                                    ANNEX I




                           Description of Securities


         Title:  [___%] [Floating Rate] [Notes] [Debentures] [Bonds] Due
____________.

         Principal Amount:  $_____________.

         Interest: [___% per annum, from _________, payable semiannually on _________ and _________, commencing _________, to holders of record on the preceding ____________ or ___________, as the case may be.] [Zero coupon.]

         Maturity:  _______________.

         Optional Redemption:  [None.]

         Sinking Fund:  [None.]

         Delayed Delivery Contracts: [None.] [Delivery Date[s] shall be ____________. Underwriters' fee is ___% of the principal amount of the Contract Securities.]

         Purchase Price:   ___% of principal amount, plus accrued interest
[, if any,] from ______________.

         Expected Reoffering Price: ___% of principal amount, subject to change by the undersigned.

         Closing: _____________, __:__ A.M., New York City time, on ______________, at _________________________, in New York Clearing House
(next day) funds.

         [Name[s] and Address[es] of Representative[s]:]

         The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The Securities will be made available for checking and packaging at the office of ______________ at least 24 hours prior to the Closing Date.

                                  SCHEDULE A




                 Underwriter                                Principal Amount






                                                            _________________

                 Total                                      $
                                                             ================

                                                                      ANNEX II

         (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on
         ............ ........., 19....)<F1>


                           Delayed Delivery Contract


                                      [Insert date of initial public offering]

Triton Energy Limited
Triton Energy Corporation
c/o      [NAME OF PURCHASER]
         [ADDRESS]
         Attention:  ____________

Gentlemen:

                 The undersigned hereby agrees to purchase from Triton Energy Limited, a Cayman Islands Company ("TEL"), and its wholly owned subsidiary, Triton Energy Corporation, a Delaware corporation ("TEC", and together with TEL, the "Companies") and the Companies agree to sell to the undersigned, $_____________ principal amount of the Companies' joint and several _________________ (the "Securities") which Securities are offered by the Companies' Prospectus dated _________ __, 1996 and a Prospectus Supplement dated __________, relating thereto, receipt of copies of which is hereby acknowledged, at __% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (the "Contract").

                 The undersigned will purchase from the Companies as of the date hereof, for delivery on the dates set forth below, Securities in the principal amount[s] set forth below:

                                                   Principal Amount

                                                        Number
             Delivery Date                            of Shares

          ...................                    ...................

          ...................                    ...................

Each such delivery date is hereinafter referred to as a Delivery Date.

                 Payment for the Securities that the undersigned has agreed to purchase for delivery on each Delivery Date shall be made to the Companies or their order by certified or official bank check in New York Clearing House (next day) funds at the office of _______________ at __:__ __.M. on such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to TEC not less than five full business days prior to such Delivery Date.

                 It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Companies to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Companies shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                 This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                 It is understood that the acceptance of any such Contract is in the Companies' sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Companies, it is requested that the Companies sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract among the Companies and the undersigned when such counterpart is so mailed or delivered.

                                         Yours very truly,

                                         ___________________________________
                                                 (Name of Purchaser)

                                         By_________________________________


                                         ___________________________________
                                                 (Title of Signatory)

                                         ___________________________________

                                         ___________________________________
                                                (Address of Purchaser)

 Accepted, as of the above date.
 TRITON ENERGY LIMITED

 By_______________________________
          [Insert Title]


 TRITON ENERGY CORPORATION


 By_______________________________
          [Insert Title]

<F1>     Insert date which is third full business day prior to Closing Date specified in Annex I.